EXHIBIT 11.1
                                                                   (Page 1 of 2)


                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)


                                          Three Months Ended  Nine Months Ended
                                             September 30,      September 30,
                                             1996     1995     1996     1995
PRIMARY:

Income (loss) from
 continuing operations ...................   $(3.4)  $(12.3)  $(7.8)   $(24.8)
Income (loss) from
 discontinued operations .................     4.8      4.5    14.2      (1.1)

Income (loss) before
 extraordinary item ......................     1.4     (7.8)    6.4     (25.9)
Less: Accretion of Preferred Stock .......    (2.3)    (1.8)   (6.0)     (5.2)

Income (loss) before extraordinary
 item applicable to common stock .........    (0.9)    (9.6)    0.4     (31.1)
Extraordinary gain (loss)
 on retirement of debt ...................     --       --      --       (7.5)

Net income (loss) applicable
 to common stock .........................   $(0.9)  $ (9.6)  $ 0.4    $(38.6)

Weighted average shares outstanding
 during the period .......................    12.7     10.3    11.3      10.3
Assumed exercise of warrants
 at ratio determined as of
 September 30, 1996 ......................     1.0    ---(a)    1.4     ---(a)
Assumed exercise of stock options ........     0.5    ---(a)    0.3     ---(a)

Primary shares outstanding ...............    14.2     10.3    13.0      10.3

Primary income (loss) per common share
Income (loss) from continuing operations .   $(0.40) $ (1.36) $(1.06)  $ (2.91)
Income (loss) from discontinued operations     0.34     0.43    1.09     (0.11)
Income (loss) before extraordinary items .    (0.06)   (0.93)   0.03     (3.02)
Extraordinary items ......................     --       --      --       (0.73)

Net income (loss) ........................   $(0.06) $ (0.93) $ 0.03   $ (3.75)


(a) Excluded from computation because the effect is antidilutive.

                                                                    EXHIBIT 11.1
                                                                   (Page 2 of 2)

                       TEREX CORPORATION AND SUBSIDIARIES
                    Computation of Earnings per Common Share
                     (in millions except per share amounts)

                                          Three Months Ended  Nine Months Ended
                                             September 30,      September 30,
                                             1996     1995     1996     1995
FULLY DILUTED:

Income (loss) from
 continuing operations ...................   $(3.4)  $(12.3)  $(7.8)   $(24.8)
Income (loss) from
 discontinued operations .................     4.8      4.5    14.2      (1.1)

Income (loss) before
 extraordinary item ......................     1.4     (7.8)    6.4     (25.9)
Less: Accretion of Preferred Stock .......    (2.3)    (1.8)   (6.0)     (5.2)

Income (loss) before extraordinary
 item applicable to common stock .........    (0.9)    (9.6)    0.4     (31.1)
 Add:  Accretion of Preferred Stock
  assumed converted at beginning
  of period ..............................     --       --      --        --
                                              (0.9)    (9.6)    0.4     (31.1)
Extraordinary gain (loss)
 on retirement of debt ...................     --       --      --       (7.5)

Net income (loss) applicable
 to common stock .........................   $(0.9)  $ (9.6)  $ 0.4    $(38.6)

Weighted average shares outstanding
 during the period .......................    12.7     10.3    11.3      10.3
Assumed exercise of warrants
 at ratio determined as of
 September 30, 1996 ......................     1.0    ---(a)    1.4     ---(a)
Assumed conversion of Preferred Stock ....   ---(a)   ---(a)  ---(a)    ---(a)
Assumed exercise of stock options ........     0.5    ---(a)    0.3     ---(a)

Fully diluted shares outstanding .........    14.2     10.3    13.0      10.3

Fully diluted income (loss)
 per common share
Income (loss) from continuing operations .   $(0.40) $ (1.36) $(1.06)  $ (2.91)
Income (loss) from discontinued operations     0.34     0.43    1.09     (0.11)
Income (loss) before extraordinary items .    (0.06)   (0.93)   0.03     (3.02)
Extraordinary items ......................     --       --      --       (0.73)

Net income (loss) ........................   $(0.06) $ (0.93) $ 0.03   $ (3.75)


(a) Excluded from computation because the effect is antidilutive.